Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of PriceSmart, Inc. of our report dated November 9, 2011, with respect to the consolidated financial statements of PriceSmart, Inc., included in the 2011 Annual Report to Stockholders of PriceSmart, Inc.

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements on Form S-8 (Nos. 333-38345, 333-61067, 333-82220, 333-102947, 333-132173 and 333-158615) pertaining to the 1997 Stock Option Plan, the 1998 Equity Participation Plan, the 2001 Equity Participation Plan and the 2002 Equity Participation Plan of PriceSmart, Inc., and

(2) Registration Statements on Form S-3 (Nos. 333-42374, 333-67106, 333-83412, 333-86552, 333-96811, 333-100757 and 333-140290) of PriceSmart, Inc.;

of our report dated November 9, 2011, with respect to the consolidated financial statements of PriceSmart, Inc. incorporated herein by reference, our report dated November 9, 2011, with respect to the effectiveness of internal control over financial reporting of PriceSmart, Inc., included herein, and our report dated November 9, 2011, with respect to the financial statement schedule of PriceSmart, Inc., included in this Annual Report (Form 10-K) of PriceSmart, Inc. for the year ended August 31, 2011.

/s/    Ernst & Young LLP

San Diego, California
November 9, 2011